                                                                  Exhibit 99.(b)

                       DRYDEN GOVERNMENT SECURITIES TRUST

                                     By-Laws

                   Amended and Restated as of December 3, 2003

                                    ARTICLE I

                                  SHAREHOLDERS

     Section 1. PLACE OF MEETING. All meetings of the Shareholders shall be held at the principal office of the Trust in the Commonwealth of Massachusetts or at such other place within the United States as may from time to time be designated by the Trustees and stated in the notice of such meeting.

     Section 2. SPECIAL OR EXTRAORDINARY MEETINGS. Special or extraordinary meetings of the Shareholders for any purpose or purposes may be called by the President or a majority of the Trustees, and shall be called by the Secretary upon receipt of the request in writing signed by Shareholders holding not less than twenty-five per cent (25%) of the common Share issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such Shareholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Trust or such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article I to all Shareholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.

     Section 3. NOTICE OF MEETINGS. Not less than ten days' or more than ninety days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at this address as it appears upon the books of the Trust. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder as aforesaid.

     No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

     Section 4. RECORD DATES. The Trustees may fix, in advance, a date not more than one-hundred and twenty (120) or less than ten (10) days preceding the date of any meeting of Shareholders, as a record date for the determination of the Shareholders entitled to notice of and to vote at such meeting; and only Shareholders of record on such date shall be entitled to notice of and to vote at such meeting.

     Section 5. QUORUM AND ADJOURNMENT OF MEETINGS. The presence in person or by proxy of the holders of record of one-third of the Shares of the Trust issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Shareholders except as otherwise provided in the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the holders of a majority of the Shares present in person or by proxy shall have power to adjourn the meeting from time to time; without notice other than announcement at the meeting, until the requisite number of Shareholders entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite amount of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 6. VOTING AND INSPECTORS. At all meetings, a Shareholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the Shareholder or the Shareholder's authorized agent signing the writing or causing the Shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A Shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. No proxy shall be valid eleven months after its date.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by law or by the Declaration of Trust or by these By-Laws.

     At any election of Trustees, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

     Section 7. CONDUCT OF MEETINGS. The meetings of the Shareholders shall be presided over by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

     Section 8. CONCERNING VALIDITY OF PROXIES, BALLOTS, ETC. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions concerning upon the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

     Section 9. ACTION WITHOUT MEETING. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Trust. Such consent shall be treated for all purposes as a vote taken as a meeting of Shareholders.

                                   ARTICLE II

                                    TRUSTEES

     Section 1. NUMBER AND TENURE OF OFFICE. The property of the Trust shall be controlled by and the business and affairs of the Trust shall be conducted and managed by not less than three (3) or more than fifteen (15) Trustees, as may be fixed from time to time by a written instrument signed by a majority of the Trustees then in office. Trustees need not be Shareholders. The tenure of office of each Trustee shall be set by resolution of the Trustees, except that any Trustee may resign his office or be removed from office for cause pursuant to the provisions of the Declaration of Trust.

     Section 2. VACANCIES. Pursuant to the provisions of the Declaration of Trust, in case of any vacancy in the office of Trustee through death, resignation or other cause, other than an increase in the number of Trustees, a majority of the remaining Trustees, although a majority is less than a quorum, by an affirmative vote, or the sole remaining Trustee, may elect a successor or successors, as the case may be, to hold office.

     Section 3. INCREASE OR DECREASE IN NUMBER OF TRUSTEES. Pursuant to the provisions of the Declaration of Trust, the Trustees, by the vote of a majority of all the Trustees then in office, may increase the number of Trustees and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees. The Trustees, by the vote of a majority of all the Trustees then in office, may likewise decrease the number of Trustees to a number not less than three.

     Section 4. PLACE OF MEETING. The Trustees may hold their meetings, have one or more offices, and keep the books of the Trust, outside the Commonwealth of Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5. REGULAR MEETINGS. Regular meetings of the Trustees shall be held at such time and on such notice as the Trustees may from time to time determine.

     Section 6. SPECIAL MEETINGS. Special meetings of the Trustees may be held from time to time upon call of the President, the Secretary or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent or mailed to each Trustee not less than one day before such meeting. No notice of any special meting need be given to any Trustee who executes a written waiver of such notice either before or after the meeting is held and which notice is filed with the records of the meeting. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 7. QUORUM. One-third of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Trustees there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall be obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Trustees, except as may be otherwise specifically provided by statute or by the Declaration of Trust or by these By-Laws.

     Section 8. EXECUTIVE COMMITTEE. The Trustees may, by the affirmative vote of a majority of the Trustees then in office, appoint from the Trustees an Executive Committee to consist of such number of Trustees (not less than three) as the Trustees may from time to time determine. The Chairman of the Committee shall be elected by the Trustees. The Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When the Trustees are not in session, to the extent permitted by law the Executive Committee shall have and may exercise any or all of the powers of the Trustees in the management of the business and affairs of the Trust. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a Trustee to act in his place.

     Section 9. OTHER COMMITTEES. The Trustees, by the majority vote of all of the Trustees then in office, may appoint from the Trustees other committees which shall in each case consist of such number of Trustees (not less than two) and shall have and may exercise such powers as the Trustees may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Trustees shall otherwise provide. The Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

     Section 10. TELEPHONE MEETINGS. Trustees or a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all Trustees then in office or all members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Trustees or committee.

     Section 12. COMPENSATION. No Trustee shall receive any stated salary or fees from the Trust for his services as such if such Trustee is, otherwise than by reason of being such Trustee, an interested person (as such terms is defined by the Investment Company Act of 1940) of the Trust or of its investment adviser or manager or principal underwriter or distributor. Except as provided in the preceding sentence, Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Trustees.

     Section 13. NOMINATING COMMITTEE. The Board of Trustees may by the affirmative vote of a majority of the entire Board appoint from its members a Nominating committee composed of two or more trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust, as the Board may from time to time determine. The Nominating Committee shall be empowered to elect its own chairman who may call, or direct the Secretary of the Trust to call, meetings in accordance with the notice provisions of these By-Laws otherwise applicable to meetings of the Board of Trustees. The Nominating Committee shall recommend to the Board a slate of persons who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust, which may include members of the Nominating Committee, to be nominated for election as trustees by the shareholders at each annual meeting of shareholders and to fill any vacancy occurring for any reason among the trustees who are not such "interested persons."

                                   ARTICLE III

                                    OFFICERS

     Section 1. EXECUTIVE OFFICERS. The executive officers of the Trust shall be chosen by the Trustees. These may include a Chairman of the Trust and shall include a President (who shall be a Trustee), one or more Vice-Presidents (the number thereof to be determined by the Trustees), a Secretary and a Treasurer. The Trustees or the Executive Committee may also in their or its discretion, as the case may be, appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Trustees or the Executive Committee may determine. The Trustees may fill any vacancy which may occur in any office. Any two officers, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     Section 2. TERM OF OFFICE. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the Trustees then in office.

     Section 3. POWERS AND DUTIES. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Trustees or by the Executive Committee.

                                   ARTICLE IV

                                 SHARE INTEREST

     Section 1. CERTIFICATES FOR SHARES. Shareholders are not entitled to receive certificates evidencing their Share ownership, unless the Trustees shall by resolution otherwise determine.

     Section 2. TRANSFER OF SHARES. Shares of the Trust shall be transferable on the register of Trust by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matter as the Trust or its agents may reasonably require.

     Section 3. REGISTER OF SHARES. A register of the Trust, containing the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Trust or, if the Trust employs a Transfer Agent, at the offices of the Transfer Agent of the Trust.

                                    ARTICLE V

                                      SEAL

     The Trustees may provide for a suitable seal, in such form and bearing such inscriptions as they may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of December and shall end on the last day of November in each year.

                                   ARTICLE VII

                                 INDEMNIFICATION

     A representative of the Trust shall be indemnified by the Trust with respect to each proceeding against such representative, except a proceeding brought by or on behalf of the Trust, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such representative in connection with such proceeding, provided that such representative acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

     A representative of the Trust shall be indemnified by the Trust, with respect to each proceeding brought by or on behalf of the Trust to obtain a judgment or decree in its favor, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such representative has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust, unless and only to the extent that the court in which the proceeding was brought, or a court of equity in the county in which the Trust has its principal office, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such corporate representative is fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

     To the extent that the representative of the Trust has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the Trust shall indemnify him against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Except as provided in the preceding paragraph any indemnification under the first two paragraphs of this Article (unless ordered by a court) shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the representative of the Trust is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs. The determination shall be made (1) by the Trustees by a majority vote of a quorum consisting of Trustees who were not parties to the proceeding, or (2) if a quorum is not obtainable or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Shareholders.

     The Trust shall advance the expenses (including attorney's fees) of a representative of the Trust who is a party to any Proceeding to the fullest extent authorized, and in the manner permitted hereby and by applicable federal and state law and if (1) authorized by the Trustees in the specific case, and
(2) the Trust receives an undertaking by or on behalf of the representative of the Trust to repay the advance if it is not ultimately determined that he is entitled to be indemnified by the Trust as authorized in this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a representative of the Trust or other person may be entitled under any agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer, employee or agent and inure to the benefit of his heirs and personal representatives.

     The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another trust, corporation, partnership, joint venture or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, regardless of whether the Trust would have the power to indemnify him against the liability under the provisions of this Article. Pursuant and subject to the provisions of this Article, the Trust shall indemnify each representative of the Trust against, or advance the expenses of a representative of the Trust for, the amount of any deductible provided in any liability insurance policy maintained by the Trust.

     Nothing contained in this Section shall be construed to indemnify any representative of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of his office.

     As used in this Article "representative of the Trust" means an individual
(1) who is a present or former Trustee, officer, agent or employee of the Trust or who serves or has served another trust corporation, partnership, joint venture or other enterprise in one of such capacities at the request of the Trust, and (2) who by reason of his position is, has been or is threatened to be made a party to a proceeding; and "Proceeding" includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                                  ARTICLE VIII

                                    CUSTODIAN

     Section 1. The Trust shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Trust shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Trust may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Trust such foreign securities and related funds of the Trust such foreign banks as the Trustees may approve and as shall be permitted by law.

     Section 2. The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:


                       (i) in case of such resignation or inability to serve,
               use its best efforts to obtain a successor custodian;

                       (ii) require that the cash and securities owned by the
               Trust be delivered directly to the successor custodian; and

                       (iii) in the event that no successor custodian can be
               found, submit to the Shareholders before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor custodian, the question whether the Trust shall be liquidated or shall function without a custodian.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     The By-Laws of the Trust may be altered, amended, added to or repealed by the Shareholders or by majority vote of all the Trustees then in office; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Trustees may be altered or repealed by Shareholders.